SECURITIES AND EXCHANGE COMMISSION

                             Washington, D. C. 20549

                                    Form 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported) April 17, 2002

                             CHELL GROUP CORPORATION
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             (Exact name of registrant as specified in its charter)

 NEW YORK                        005-524525                 112805051
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 (State or other jurisdiction   (Commission              (IRS Employer of
       incorporation)           File Number)             Identification No.)

                14 METEOR DRIVE, TORONTO, ONTARIO CANADA, M9W 1A4
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               (Address of principal executive offices) (Zip Code)

        Registrant's telephone number, including area code (416) 675-6666

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                   (Former name or former address, if changed
                              since last report.)

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Item 5.  Other Events and Regulation FD Disclosure.

      At a hearing being held today, Chell Group Corporation (the "Company") will submit its position to the Panel designated by the Board of Directors of The Nasdaq Stock Market, Inc., that a number of events have recently occurred which have enabled, and will continue to enable, the Company to comply with Nasdaq's listing requirements set forth in Nasdaq Marketplace Rule 4310(c)(2)(B) based upon the following transactions:

      (1) On October 12, 2000, the Company issued a convertible debenture in the amount of US$3,000,000 to VC Advantage Limited Partnership. On November 30, 2000, VC Advantage Limited Partnership assigned the convertible debenture to Canadian Advantage Limited Partnership II. A total of US$1,700,000 had been advanced to the Company in 2000 and interest has continued to accrue. Effective September 2001 the convertible debenture was converted into the following: (i) the Company issued a Promissory Note in the principal amount of $1,365,100 to CALP (the "CALP Promissory Note") and (ii) the Company issued a Promissory Note in the principal amount of $504,900 to ABFL (the "ABFL Promissory Note"). Pursuant to a Conversion Agreement, effective March 28, 2002, in full satisfaction of the ABFL Promissory Note, the Company agreed to promptly issue 486,000 shares of Common Stock and an additional 163,533 shares of Common Stock upon the approval of the Shareholders of the Company. In addition, pursuant to a Conversion Agreement, effective March 28, 2002, in full satisfaction of the CALP Promissory Note, the Company agreed to promptly issue 1,314,000 shares of Common Stock and an additional 442,145 shares of Common Stock upon the approval of the Shareholders of the Company. The conversion of the CALP and ABFL Promissory Notes has resulted in an increase in shareholders' equity in the amount of $1,440,000.

      (2) The Company borrowed US$1.5 million on a short-term basis on January 16, 2001 and agreed to pay interest at the rate of 2% per month. The Company repaid said lender $1,000,000 to date. In addition, the Company and the lender have agreed that the lender will issue 725,952 shares of the Company's Common Stock and pay the remaining balance of $300,000 to the lender over the next ten months. Such conversion has resulted in an increase in shareholders' equity in the amount of $880,000.

      (3) Pursuant to a Private Placement Memorandum dated April 15, 2002, the Company is conducting a private offering of shares of the Company's common stock at a price of $1 per share. As of the date herein, the Company has received and accepted $700,000 pursuant to such offering resulting in an increase in shareholders' equity in the amount of $700,000.

      Attached hereto and made a part hereof as Exhibit "99.1" is an internally prepared chart which sets forth the Company's shareholders' equity as at February 28, 2002 and the increase in shareholders' equity as a result of the transactions set forth in this Form 8-K.

Item 7. Financial Statements and Exhibits

Set forth below is a list of the Exhibits applicable to this Current Report on Form 8-K numbered in accordance with Item 601 of Regulation S-K.

99.1 Internally Prepared Chart.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          Chell Group Corporation
                                          a New York Corporation


Date: April 18, 2002                      By: /s/ Don Pagnutti
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                                          Don Pagnutti, Chief Financial Officer